
                                                       Exhibit 11


                   PATHE COMMUNICATIONS CORPORATION

                 COMPUTATION OF LOSS PER COMMON SHARE

                (in thousands, except per share data)

                                                    Qtr. Ended
                                                   September 30,
                                                  1995       1994

 Net loss  . . . . . . . . . . . . . . . . .    $ (5,065)  $ (5,173)

 Weighted average common
 shares outstanding  . . . . . . . . . . . .     116,747    116,747

 Net loss per common share . . . . . . . . .    $  (0.04)  $  (0.04)
                                                 Nine-Months ended
                                                   September 30,
                                                  1995       1994


 Net loss  . . . . . . . . . . . . . . . . .   $ (15,464) $ (15,063)

 Weighted average common
 shares outstanding  . . . . . . . . . . . .     116,747    116,747

 Net loss per common share . . . . . . . . .    $  (0.13)  $  (0.13)